UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

Celera Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34116	26-2028576
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Harbor Bay Parkway

Alameda, California 94502

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 749-4200

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

As previously reported, on March 17, 2011, Celera Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Quest Diagnostics Incorporated, a Delaware corporation (“Parent”) and Spark Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, on March 28, 2011, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock of the Company, par value $0.01 per share (the “Shares”), for $8.00 per share, net to the holder thereof in cash, without interest and subject to applicable withholding taxes (such amount, the “Offer Price”).

On April 18, 2011, in connection with the MOU described below, the Company, Parent and Purchaser entered into an amendment to the Merger Agreement (the “Amendment”) that (i) reduces the Company Termination Fee (as defined in the Merger Agreement) from $23.45 million to $15.6 million, (ii) amends the standstill provision of the Merger Agreement to permit the Company to release third parties currently subject to confidentiality agreements with the Company from any standstill restrictions contained in such agreements and (iii) extends the initial expiration date of the Offer from April 25, 2011 to May 2, 2011.

The Merger Agreement, as amended, remains in full force and effect. The foregoing description of the Amendment is qualified by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

The Amendment has been provided solely to inform investors of its terms. The Merger Agreement, as amended, contains representations and warranties by the Company, on the one hand, and by Parent and Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Purchaser, on the other hand. Accordingly, investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Purchaser at the time they were made or otherwise.

Item 8.01 Other Events.

Memorandum of Understanding

In March and April 2011, nine putative class action lawsuits were filed in connection with the Offer and the Merger Agreement. Three of these suits were filed in the Delaware Court of Chancery, four were filed in the Alameda County Superior Court and two were filed in the United States District Court for the Northern District of California. The plaintiffs in these lawsuits are purported holders of Shares and are purportedly acting on behalf of a putative class of holders of Shares. These suits name as defendants the Company, the members of the Company’s Board of Directors, and in certain instances Parent and Purchaser.

While the Company and the other defendants believe that each of the aforementioned lawsuits is without merit and that they have valid defenses to all claims, in an effort to minimize the cost and expense of any litigation relating to such lawsuits, on April 18, 2011, the Company and other defendants entered into a memorandum of understanding (“MOU”) with the parties to the actions pending in the Delaware Court of Chancery and the three cases pending in the Alameda County Superior Court consolidated as Lauver v. Ordoñez, et al., pursuant to which the Company and such parties agreed in principle, and subject to certain conditions, to settle those stockholder lawsuits. The Company will continue to vigorously defend the remaining Alameda County action, Korngold v. Ayers, et al., and the two cases pending in the Northern District of California, McCreary v. Celera Corp., et al. and Andal v. Celera Corp. et al., including by asserting that the release contained in the MOU encompasses all claims asserted in those actions. Subject to approval of the Delaware Court of Chancery and further definitive documentation, the MOU establishes a framework to resolve the allegations by the settling plaintiffs against the Company and other defendants in connection with the Offer and the Merger Agreement and contemplates a release and settlement by the Company’s stockholders of all claims against the Company and other defendants and their affiliates and agents in connection with the Offer and the Merger Agreement (including release of those claims brought in the non-settling actions). In exchange for such release and settlement, pursuant to the terms of the MOU, the parties agreed, after arm’s length discussions, that (i) the Company would provide additional disclosures in an amendment to its solicitation/recommendation statement on Schedule 14D-9 with respect to certain of the analyses undertaken by its financial advisor in connection with such financial advisor’s assessment of the fairness to the Company’s stockholders, from a financial point of view, of the Offer Price (such amendment, to be filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2011), (ii) the Company, Parent and Purchaser would modify the Merger Agreement to reflect the Amendment described above, (iii) the Company would release third parties currently subject to confidentiality agreements with the Company from any standstill restrictions contained in such agreements (pursuant to the form of waiver attached hereto as Exhibit 99.2) and (iv) the Company would file this Current Report on Form 8-K and related press release. The settlement is also contingent upon, among other things, consummation of the Offer and the Merger (as defined in the Merger Agreement). In the event that the MOU is not approved and such conditions are not satisfied, the Company will continue to vigorously defend these actions.

Earlier today, the Company issued a press release announcing the entry into the Amendment and the MOU. A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information about the Transaction and Where to Find It

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Offer described in this report commenced on March 28, 2011, and, in connection with the Offer, Parent has caused Purchaser to file with the SEC a tender offer statement on Schedule TO (including the offer to purchase, letter of transmittal and related tender offer documents). Celera has filed with the SEC a solicitation/recommendation statement with respect to the tender offer on

Schedule 14D-9. Investors and Celera stockholders are advised to read carefully these documents, and the amendments thereto that have been or will be filed with the SEC, because they contain important information. These documents are available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain related tender offer documents may be obtained free of charge by directing a request to Quest Diagnostics at 973-520-2900. A copy of the tender offer statement and Celera’s solicitation/recommendation statement are available to all stockholders of Celera free of charge at www.celera.com.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature, depend upon or refer to future events or conditions, and are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward looking statements. Such forward-looking statements include the ability of the Company, Purchaser and Parent to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent merger; uncertainties as to how many of the Company’s stockholders will tender their shares of common stock in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the subsequent merger may not be satisfied or waived; the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger Agreement may result in significant costs of defense, indemnification and liability; the risk that the MOU may not be approved or its conditions may not be satisfied; other uncertainties pertaining to the business of the Company, including, among other things, the risks detailed in the Company’s public filings with the SEC from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 25, 2010. The reader is cautioned not to unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
2.1	Amendment, dated as of April 18, 2011, to the Agreement and Plan of Merger by and among Celera Corporation, Quest Diagnostics Incorporated and Spark Acquisition Corporation dated as of March 17, 2011.

99.1	Press Release issued by Celera Corporation dated April 18, 2011.

99.2	Form of Waiver provided by Celera Corporation, to be dated April 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2011

CELERA CORPORATION

By:	/s/ Scott K. Milsten
Name:	Scott K. Milsten
Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
2.1	Amendment, dated as of April 18, 2011, to the Agreement and Plan of Merger by and among Celera Corporation, Quest Diagnostics Incorporated and Spark Acquisition Corporation dated as of March 17, 2011.

99.1	Press Release issued by Celera Corporation dated April 18, 2011.

99.2	Form of Waiver provided by Celera Corporation, to be dated April 18, 2011.